Exhibit 99.2

WaterBridge Announces Closing of Upsized Initial Public Offering and Full Exercise of the Underwriters’ Option to Purchase Additional Shares

Houston, TX, September 18, 2025 – WaterBridge Infrastructure LLC (“WaterBridge”) closed its upsized initial public offering of 31,700,000 Class A shares representing limited liability company interests in WaterBridge (“Class A shares”) at a price to the public of $20.00 per Class A share. In addition, the underwriters exercised in full their option to purchase an additional 4,755,000 Class A shares (“Option Shares”) at the public offering price, less underwriting discounts and commissions.

WaterBridge received net proceeds of approximately $588 million from the offering, after deducting underwriting discounts and commissions and offering expenses. WaterBridge expects to receive additional net proceeds of approximately $89 million, after deducting underwriting discounts and commissions and offering expenses, on September 22, 2025 in connection with the closing for the Option Shares, subject to the satisfaction of customary closing conditions.

J.P. Morgan and Barclays acted as lead book-running managers for the offering. Additional book-running managers for the offering were Goldman Sachs & Co. LLC, Morgan Stanley, Wells Fargo Securities, Piper Sandler, Raymond James and Stifel. Texas Capital Securities, Pickering Energy Partners, Janney Montgomery Scott, Johnson Rice & Company and Roberts & Ryan acted as co-managers for the offering.

Registration statements relating to the Class A shares offered in the initial public offering have been filed and became effective on September 16, 2025 (the “Registration Statements”). The offering of these securities was made only by means of a prospectus that meets the requirements of Section 10 of the Securities Act of 1933, as amended. Copies of the prospectus related to these securities can be obtained from any of the following sources:

J.P. Morgan Securities LLC

c/o Broadridge Financial Solutions

1155 Long Island Avenue

Edgewood, New York 11717

Email: prospectus-eq_fi@jpmchase.com and postsalemanualrequests@broadridge.com

Barclays Capital Inc.
Attention: Broadridge Financial Solutions
1155 Long Island Avenue
Edgewood, New York 11717
Telephone: (888) 603-5847
Email: barclaysprospectus@broadridge.com

About WaterBridge

WaterBridge is a leading integrated, pure-play water infrastructure company with operations predominantly in the Delaware Basin, the most prolific oil and natural gas basin in North America,

with additional assets in the Eagle Ford and Arkoma Basins. WaterBridge operates the largest produced water infrastructure network in the United States, through which it provides water management solutions to oil and natural gas exploration and production companies under long-term contracts, which include gathering, transporting, recycling and handling produced water. As of August 31, 2025, WaterBridge’s infrastructure network included approximately 2,500 miles of pipelines and 197 produced water handling facilities, which handled over 2.6 million bpd of produced water for our customers and had more than 4.5 million bpd of total produced water handling capacity. Headquartered in Houston, Texas, WaterBridge is a first mover in the water midstream sector and benefits from an experienced and entrepreneurial management team.

Important Information

The Registration Statements may be obtained free of charge at the SEC's website at www.sec.gov under “WaterBridge Infrastructure LLC”. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements include all statements that are not historical facts. The words “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “seek,” “foreseeable,” the negative version of these words, or similar terms and phrases are intended to identify forward-looking statements. These forward-looking statements include any statements regarding the expected closing date and net proceeds related to the Option Shares. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including those described in the Registration Statements.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, WaterBridge does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for WaterBridge to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in the Registration Statements filed with the SEC in connection with WaterBridge’s initial public offering. The risk factors and other factors noted in the Registration Statements could cause its actual results to differ materially from those contained in any forward-looking statement.

Contacts

Scott McNeely
Chief Financial Officer
WaterBridge
Contact@h2obridge.com

Mae Herrington
Director, Investor Relations
WaterBridge
ir@h2obridge.com

Media
Daniel Yunger / Nathaniel Shahan
Kekst CNC
daniel.yunger@kekstcnc.com / nathaniel.shahan@kekstcnc.com